Exhibit 99.1

Alaska Communications Systems Reports Second Quarter Results; Company Achieves a Record 3,092 Net Wireless Additions Over 130 New Business Wins Added in the Quarter

    ANCHORAGE, Alaska--(BUSINESS WIRE)--July 29, 2004--Alaska Communications Systems Group, Inc. ("ACS") (Nasdaq:ALSK) today reported financial results for its second quarter ended June 30, 2004. Revenues for the second quarter of 2004 were $75.3 million and the Company's net loss for the second quarter of 2004 was $7.2 million or $0.24 per share (basic and diluted). EBITDA for the second quarter of 2004 was $27.0 million.
    "This was a very successful quarter for the Company as we showed continued momentum in the business market, posted record results in wireless and had a strong sequential increase in our EBITDA," commented Liane Pelletier, President and CEO of ACS. "Momentum from our business sales team continues to build and we added 130 new business customers during the quarter. Our strong results from the business market were marked by our ability to reverse the trend of access line erosion to business customers as we sequentially increased the number of access lines to commercial accounts for the first time in the last two years. Businesses account for approximately two-thirds of our local telephone retail revenue and our success in this area is a clear indication of our progress and future potential."
    "Our quarter was also highlighted by a record 3,092 wireless adds with sector leading churn of only 1.7%. Our success against the competition was clearly apparent as 70% of customers who ported their wireless numbers in the second quarter moved to ACS. Capitalizing on the state's implementation of wireless number portability, ACS launched its new CDMA 1xRTT and EVDO network," added Pelletier. "Being first to market with next generation picture phones, PDAs and PC air cards was a huge differentiator for us. Interest in our new wireless data services is exciting as customers experience the highest available mobile speeds on EVDO with average speeds of 500 kbps and peak speeds of 2.4Mbps. All of these competitive advantages give ACS the opportunity to use wireless as a door opener to present its full product line to new customers and increase our share of wallet with existing customers."
    "We continued to make progress in our business model in the second quarter as our total revenues increased by 1% over the same period last year excluding the Company's exited Directories business and the discontinued State of Alaska contract and we improved EBITDA from the first quarter of 2004 to $27 million during the second quarter," added David Wilson, Senior Vice President and CFO of ACS. "This improvement in EBITDA is a clear indication of our successful cost cutting initiatives and our ability to streamline our operations. For example, during the quarter we completed the conversion of our wireless provisioning and billing systems. Now our enhanced wireless front and back offices can provision a wireless customer four times faster. In addition, we improved our customer service operations to reduce wait times, more quickly manage customer provisioning requests and more efficiently utilize our customer facing resources. These efforts, coupled with increasing retail customer counts, lengthening our customer lives through improved churn management and increasing ARPUs, will be key drivers of EBITDA going forward."

    Second Quarter Financial Highlights

    -- During the quarter the Company grew its total number of retail customers across all product lines by 1,400 with strong growth in wireless and net line gains from the business segment of its LEC operations.

    -- The Company added 3,092 wireless subscribers from the preceding quarter. In the second quarter, Average Revenue per Unit, or ARPU, improved by $1.87 to $50.11 and MOU (Minutes of Use) increased by 13.8% over the same period last year.

    -- The Company ended the quarter with 20,963 DSL subscribers, an increase of 7.9% subscribers on a sequential basis. Each of these subscribers enjoys full broadband access speeds of up to
        1.2 MB per second.

    -- Access lines, excluding the impact of a change in line counting methodology which resulted in the reduction of 2,538 lines, declined 0.6% sequentially to 307,523, in line with many LECs. Importantly, retail local access lines to business customers increased sequentially during the quarter for the first time in two years.

    -- Long distance subscribers increased by 600 to 42,653 customers from the preceding quarter principally as a result of a focused selling effort and the bundling of the LD product with other ACS services.

    -- During the quarter, the Company generated $10.5 million of free cash flow, exclusive of $3.8 million of growth capex used to fund the roll out of our CDMA 1xRTT and EV-DO network.

    Recent Business Highlights

    -- On June 28, the Company announced that the UNE loop rate in Anchorage will increase by 28%, from $14.92 to $19.15, pursuant to the Regulatory Commission of Alaska's order dated June 25, 2004. The increase in the Anchorage UNE loop rate will raise revenue to ACS by approximately $262,000 per month based upon the current level of UNE loops.

    -- On May 24, the Company launched the initial phase of its new next generation CDMA network to coincide with the advent of wireless local number portability (LNP) in Alaska. Combined with newly available ACS mobile phones the CDMA network enables internet browsing, mobile shopping for downloads like ringers, picture taking and sending capability, and much more.

    -- On June 15, the Company announced the introduction of Wireless Broadband Access -- a broadband wireless data service powered by its next generation CDMA network. Utilizing 1xEV-DO technology, ACS' Wireless Broadband Access is the fastest available wide area wireless data service available today.

    -- In the second quarter, the Company introduced a new, high profile advertising campaign focusing on the benefits of the Company's full product line of local, wireless, long distance and internet. The campaign features a common look and feel and communicates ACS's integrated approach to solving customer needs.

    -- On June 21, the Company announced that its stock will join the Russell 3000(R) Index.

    Revenues for the second quarter of 2004 were $75.3 million, an increase of 1% from the second quarter 2003 revenues of $74.5 million, excluding revenue from the Company's Directory business sold in 2003 and the State of Alaska contract terminated in 2003. Reported revenues, including Directory and the State of Alaska, for the second quarter of 2003 were $84.0 million. The Company's net loss for the second quarter of 2004 was $7.2 million or $0.24 per share (basic and diluted), which compares to a net gain of $92.7 million, or $3.08 per share (basic and diluted) for the same period in 2003 which included a one-time gain of $97.6 million attributable to the sale of the Company's Directory business.
    ACS will host a conference call at 5:00 P.M. Eastern time today to discuss its first quarter results. For parties in the United States and Canada, call 800-257-3401 to access the earnings call. International parties can access the call at 303-262-2211. Additionally, ACS will offer a live webcast of the conference call, accessible from the "Investor Relations" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 45 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run until Saturday, July 31, 2004, at 7:00 p.m. ET. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11003166. International parties should call 303-590-3000 and enter pass code 11003166.
    About Alaska Communications Systems -- ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the Company's website at http://www.acsalaska.com.

    In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of ACS. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: rapid technological developments and changes in the telecommunications industries; ongoing deregulation in the telecommunications industry as a result of the Telecommunications Act of 1996 and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation; regulatory limitations on ACS's ability to change its pricing for communications services; the possible future unavailability of SFAS No. 71 to ACS's wireline subsidiaries; and possible changes in the demand for ACS's products and services. In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general, factors including (without limitation) changes in general industry and market conditions and growth rates; changes in interest rates or other general national, regional or local economic conditions; governmental and public policy changes; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States of America; and the continued availability of financing in the amounts, at the terms and on the conditions necessary to support ACS's future business. These and other uncertainties related to ACS's business are described in greater detail in ACS's Annual Report on Form 10-K for the year ended Dec. 31, 2003. The information contained in this release is as of July 29, 2004. ACS undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.


                                                            Schedule 1

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER FINANCIAL DATA
      For the Three and Six Months Ended June 30, 2004 and 2003
         (Unaudited, in Thousands, Except per Share Amounts)

                              Three Months Ended   Six Months Ended
                                   June 30,            June 30,
                              ------------------- -------------------
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Operating revenues:
 Local telephone              $ 52,948  $ 55,210  $108,730  $109,211
 Wireless                       13,461    11,947    25,062    22,277
 Directory                           -     3,353         -    11,631
 Internet                        5,105     9,037     9,718    16,193
 Interexchange                   3,790     4,449     7,199     8,476
                               --------  --------  --------  --------
   Total operating revenues     75,304    83,996   150,709   167,788

Operating expenses:
 Local telephone                29,112    26,852    61,636    54,107
 Wireless                        8,331     7,341    16,259    14,251
 Directory                           -     1,800         -     5,249
 Internet                        6,407    13,485    13,913    24,099
 Interexchange                   4,858     6,212     9,874    11,830
 Depreciation and
  amortization                  18,810    22,091    37,916    44,691
 Gain (Loss) on disposal of
  assets, net                       (2)  (97,285)      225   (96,539)
                               --------  --------  --------  --------
   Total operating expenses     67,516   (19,504)  139,823    57,688
                               --------  --------  --------  --------

Operating income                 7,788   103,500    10,886   110,100

Other income and expense:
 Interest expense              (15,239)  (15,563)  (27,336)  (28,892)
 Interest income and other         232     4,787       462     4,979
                               --------  --------  --------  --------
   Total other income
    (expense)                  (15,007)  (10,776)  (26,874)  (23,913)
                               --------  --------  --------  --------

Income (Loss) before income
 taxes                          (7,219)   92,724   (15,988)   86,187

Income taxes                         -         -         -         -
                               --------  --------  --------  --------
Income (Loss) from continuing
 operations                     (7,219)   92,724   (15,988)   86,187
Loss from discontinued
 operations, net of tax              -         -         -       (52)
                               --------  --------  --------  --------
Net income (loss)             $ (7,219) $ 92,724  $(15,988) $ 86,135
                               ========  ========  ========  ========
Net income (loss) per share -
 basic and diluted:
 Income (Loss) from
  continuing operations          (0.24)     3.08     (0.54)     2.84
 Loss from discontinued
  operations, net of tax             -         -         -     (0.00)
                               --------  --------  --------  --------
 Net income (loss)            $  (0.24) $   3.08  $  (0.54) $   2.84
                               ========  ========  ========  ========
Weighted average shares
 outstanding:
 Basic and diluted              29,539    30,095    29,437    30,373
                               ========  ========  ========  ========

Adjusted EBITDA               $ 27,011  $ 27,436  $ 49,555  $ 52,745
                               ========  ========  ========  ========

Note:Certain reclassifications have been made to the 2003 data to conform with the current presentation.

                                                            Schedule 2

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
          (Unaudited, In Thousands Except Per Share Amounts)

                                                 June 30,    Dec. 31,
                   Assets                          2004        2003
                                               ----------  ----------
Current assets:
  Cash and cash equivalents                   $   81,585  $   97,798
  Restricted cash                                  4,885       3,635
  Accounts receivable-trade, net of allowance
   of $4,001 and $4,432                           37,033      41,718
  Materials and supplies                           8,962      10,099
  Prepayments and other current assets             7,039       5,850
                                               ----------  ----------
    Total current assets                         139,504     159,100

Property, plant and equipment                  1,051,458   1,041,904
Less:  Accumulated depreciation and
 amortization                                    628,112     603,760
                                               ----------  ----------
  Property, plant and equipment, net             423,346     438,144

Goodwill                                          38,403      38,403
Intangible Assets                                 21,963      22,055
Debt issuance costs, net of amortization of
 $6,631 and $5,417                                17,153      18,939
Deferred charges and other assets                  9,494       8,750
                                               ----------  ----------
Total assets                                  $  649,863  $  685,391
                                               ==========  ==========

           Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Current portion of long-term obligations    $    2,290  $    1,982
  Accounts payable-affiliates                      3,370       5,082
  Accounts payable, accrued and other current
   liabilities                                    40,790      47,303
  Income taxes payable                                 -       1,095
  Advance billings and customer deposits           8,557       8,766
                                               ----------  ----------
    Total current liabilities                     55,007      64,228

Long-term obligations, net of current portion    531,493     548,238
Other deferred credits and long-term
 liabilities                                      75,766      71,065

Stockholders' equity (deficit):
  Preferred stock, no par, 5,000 authorized,
   no shares issued and outstanding                    -           -

  Common stock, $.01 par value; 145,000
   shares authorized, 33,933 and 33,611
   shares issued and 29,384 and 29,343
   outstanding, respectively                         339         336
  Common stock, $.01 par value; 267 shares
   subject to mandatory redemption                     -      (1,198)
  Treasury stock, 4,549 and 4,268 shares,
   respectively, at cost                         (18,443)    (17,118)
  Paid in capital in excess of par value         280,030     278,181
  Accumulated deficit                           (269,786)   (253,798)
  Accumulated other comprehensive loss            (4,543)     (4,543)
                                               ----------  ----------
    Total stockholders' equity (deficit)         (12,403)      1,860
                                               ----------  ----------
Total liabilities and stockholders' equity
 (deficit)                                    $  649,863  $  685,391
                                               ==========  ==========

                                                            Schedule 3

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    SCHEDULE OF ADJUSTED REVENUES
                      (Unaudited, in Thousands)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ----------------- -------------------
                                   2004     2003      2004      2003
                                  -------  -------  --------  --------

Total operating revenues         $75,304  $83,996  $150,709  $167,788

Adjustment for sale of the
 Company's directory business -
 Directory revenues                    -   (3,353)        -   (11,631)
                                  -------  -------  --------  --------

Total adjusted operating
 revenues                        $75,304  $80,643  $150,709  $156,157
                                  =======  =======  ========  ========

Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance. Within this press release, the Company has disclosed its total operating revenues adjusted to exclude the impact of disposed of operations (Total adjusted operating revenues) as the Company believes that such data will facilitate more useful period-to-period comparisons of the Company's ongoing operations.

                                                            Schedule 4

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 SCHEDULE OF LOCAL TELEPHONE REVENUES
                      (Unaudited, in Thousands)

                               Three Months Ended    Six Months Ended
                                    June 30,             June 30,
                              -------------------  -------------------
                                 2004      2003       2004      2003
                               --------  --------   --------  --------
Local telephone revenues:
  Local network service       $ 22,995  $ 25,219   $ 45,748  $ 49,348
  Network access revenue        24,539    25,140     52,234    50,201
  Deregulated and other          5,414     4,851     10,748     9,662
                               --------  --------   --------  --------
    Local telephone revenues  $ 52,948  $ 55,210   $108,730  $109,211
                               ========  ========   ========  ========

                                                            Schedule 5
              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
               SCHEDULE OF ADJUSTED EBITDA CALCULATION
                      (Unaudited, in Thousands)

                              Three Months Ended    Six Months Ended
                                    June 30,             June 30,
                              ----------------------------------------
                                2004       2003     2004        2003
                              ----------------------------------------
Net income (loss)             $(7,219)   $92,724 $(15,988)    $86,135
 Add (subtract):
  Interest expense             15,239     15,563   27,336      28,892
  Income tax benefit                -          -        -           -
  Depreciation and
   amortization                18,810     22,091   37,916      44,691
  Gain (Loss) on disposal
   of assets, net                  (2)   (97,285)     225     (96,539)
  Gain on Foreign Exchange          -     (4,104)       -      (4,104)
  Non-cash pension expense        183          -      366           -
  Non-cash adjustment to
   litigation reserves              -          -     (300)          -
                              ----------------------------------------
     EBITDA                    27,011     28,989   49,555      59,075
  Adjustment for
   discontinued operations          -          -        -          52
  Adjustment for sale of
   the Company's directory
   business  -
   Directory EBITDA                 -     (1,553)       -      (6,382)
                              ----------------------------------------
     Adjusted EBITDA          $27,011    $27,436  $49,555     $52,745
                              ========================================

Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. Within this press release, the Company has disclosed its net gain before interest expense, provisions for taxes, depreciation expense, amortization expense and other non-cash charges inclusive of non cash pension expense and a non cash release of litigation reserves following legal settlement (EBITDA) because the Company believes it is an important indicator because it provides information about our ability to service debt, pay dividends and fund capital expenditures.

To further assist the reader in understanding operations, EBITDA has also been adjusted to exclude the impact of discontinued and disposed of operations (Adjusted EBITDA) as the Company believes that such data will facilitate more useful period-to-period comparisons of the Company's ongoing operations. EBITDA and adjusted EBITDA are not GAAP measures and should not be considered a substitute for net income and loss and other measures of financial performance recorded in accordance with GAAP.

                                                            Schedule 6

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                       KEY OPERATING STATISTICS
                             (Unaudited)

                                                    As of June 30,
                                                  -------------------
                                                      2004      2003
                                                   --------  --------
Local telephone:
   Retail access lines                             212,737   227,604
   Wholesale access lines                           21,310    18,868
   UNE loop lines                                   68,662    66,864
   UNE platform lines                                4,814     4,892
                                                   --------  --------
   Total local telephone access lines              307,523   318,228
                                                   ========  ========
   Average local telephone access lines for the
    quarter                                        309,721   319,388
   Average local telephone revenue per line for
    the quarter                                   $  56.98  $  57.62
   Quarterly growth rate in local telephone
    access lines                                      -1.4%     -0.7%

Wireless
   Covered population                              480,422   478,413

   Ending subscribers                               91,083    82,894
   Average subscribers for the quarter              89,537    82,560
   Quarterly growth rate                               3.5%      0.8%

   Activations for the quarter                       7,615     6,273
   Deactivations for the quarter                     4,523     5,604
   Average monthly churn for the quarter               1.7%      2.1%

   Penetration                                        19.0%     17.3%
   Quarterly Minutes of use (000's)                 68,708    60,383

   Average revenue per subscriber for the quarter $  50.11  $  48.24

Long Distance:
   Long distance subscribers                        42,653    44,289
   Quarterly Minutes of use (000's)                 33,119    36,721
   Average subscribers for the quarter              42,353    50,983
   Average revenue per subscriber for the quarter $  29.83  $  29.09

Internet:
   DSL subscribers                                  20,963    14,817
   Dial-Up and other service subscribers            24,215    29,787
                                                   --------  --------
   Total Internet subscribers                       45,178    44,604
                                                   ========  ========

   Average subscribers for the quarter              45,432    44,944
   Average revenue per subscriber for the quarter $  33.56  $  27.84


                                                            Schedule 7

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      SCHEDULE OF FREE CASHFLOWS
                       (Unaudited, in Thousands)

                                 Three Months  Three Months Six Months
                                     Ended        Ended       Ended
                                    March 31,     June 30,    June 30,
                                    ---------    ---------   ---------
                                      2004         2004        2004
                                    ---------    ---------   ---------
Net cash provided by operating
 activities                        $   5,719    $  17,259   $  22,978
    Total construction and
     capital expenditures            (10,311)     (10,475)    (20,786)
                                    ---------    ---------   ---------
Free Cashflow                         (4,592)       6,784       2,192
    CDMA growth                        2,050        3,753       5,803
                                    ---------    ---------   ---------
Free cashflow adjusted for CDMA
 growth                            $  (2,542)   $  10,537   $   7,995
                                    =========    =========   =========


    CONTACT: Alaska Communications Systems
             David Wilson, 907-297-3000
             www.acsalaska.com
             or
             The Blueshirt Group
             Chris Danne, Rakesh Mehta, 415-217-7722
             chris@blueshirtgroup.com
             rakesh@blueshirtgroup.com